UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2018

AURA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17249	95-4106894
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10541 Ashdale St.

Stanton, CA 90680

(Address of principal executive offices)

(310) 643-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On March 27, 2018, Aura Systems, Inc., a Delaware corporation (the “Company”), filed with the U.S. Securities and Exchange Commission a Current Report on Form 8-K (the “Original Form 8-K”), in connection with a reported termination of a Consulting Agreement entered into on August 24, 2017 with BetterSea LLC, a Wyoming corporation (“BetterSea”). The Original Form 8-K incorrectly stated the following:

(1)	that the Consulting Agreement was dated August 24, 2017 when, in fact, the document referenced in and attached to the Original Form 8-K is actually a preliminary agreement and is dated April 24, 2017 (the “Preliminary April Consulting Agreement”);

(2)	that the Preliminary April Consulting Agreement is void and violated the Exchange Act of 1934;

(3)	that Zvi Kurtzman attempted to cause damage to the Company’s relationships with its business partners and attempted to exert control over the Company; and

(4)	that there was a draft, unexecuted version of another consulting agreement with BetterSea based on inquiry of the Company’s then CEO when, in fact, the Company executed a Consulting Agreement dated June 19, 2017 with BetterSea (the “June Consulting Agreement”), which agreement supersedes and replaces all prior agreements and the June Consulting Agreement as executed by the Company was provided to the former Chairman of the Board of the Company prior to filing the Original Form 8-K.

Accordingly, since the June Consulting Agreement supersedes all prior consulting agreements and understandings with BetterSea, there was no termination of the Preliminary April Consulting Agreement and the June Consulting Agreement remains effective. This Current Report on Form 8-K/A amends the Original Form 8-K to correct such statements by removing Item 1.02 “Termination of a Material Agreement” and providing under Item 1.01– “Enter into a Material Definitive Agreement” information about the June Consulting Agreement.

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Item 1.01	Entry into a Material Definitive Agreement.

On June 19, 2017, the Company entered into a non-exclusive Consulting Agreement with BetterSea pursuant to which BetterSea agreed to provide services to the Company, including advising and assisting the Company in scientific developments of axial induction machines and electromagnetic actuators, technical and sales support for government grants and contracts, customers, and technical support and product development for the Company’s joint ventures including the joint venture in China. Pursuant to the Agreement, the Company currently owes BetterSea $432,000 and the Company has agreed to issue 2,256,444 shares of common stock. Any invoices not paid by the Company within five days of the due date will incur a late fee of 1.5% per month. As payment for its services, BetterSea will receive the greater of a 5% commission of the net amount for each sale of a product that result from any introduction by BetterSea commenced on or before January 1, 2019, or the amount of its hourly billings associates related to such sale.

The Consulting Agreement may be terminated by either party at any time after February 28, 2019 under 30 calendar days written notice, provided, however, that BetterSea may cease performing services and terminate the Consulting Agreement if Aura fails to perform it obligations. If a party terminates the Consulting Agreement, the Company remains obligated to pay fees for services rendered or commission earned and charges for all expenses accrued on its behalf through the date of termination.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Consulting Agreement dated as of June 19, 2017 between Aura Systems, Inc and BetterSea, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2018	By:	/s/ Melvin Gagerman
Melvin Gagerman
Chief Executive Officer, Chief Financial Officer and Secretary

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